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                                                                       Exhibit 1

                             Joint Filing Agreement

      The undersigned agree that the foregoing Statement on Schedule 13D/A, dated October 20, 2004, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

      Dated: October 20, 2004

                                               /s/ Thomas W. Smith
                                         ---------------------------------------
                                                   Thomas W. Smith


                                               /s/ Thomas N. Tryforos
                                         ---------------------------------------
                                                   Thomas N. Tryforos


                                               /s/ Scott J. Vassalluzzo
                                         ---------------------------------------
                                                   Scott J. Vassalluzzo


                                         IDOYA PARTNERS


                                               /s/ Thomas W. Smith
                                         ---------------------------------------
                                         By:   Thomas W. Smith
                                         Its:  General Partner


                                         PRESCOTT ASSOCIATES


                                                /s/ Thomas W. Smith
                                         ---------------------------------------
                                         By:   Thomas W. Smith
                                         Its:  General Partner

                                                                      Appendix A

                               Investment Entities

      In their capacity as investment managers, Thomas W. Smith (TWS), Scott J. Vassalluzzo (SJV) and Thomas N. Tryforos (TNT) have sole or shared voting and investment control over the Common Stock owned by the following private investment entities (the "Investment Entities"):

                                                                   General            Voting and Investment
            Name                        Entity Type         Partner(s)/Trustee(s)            Control
-------------------------------    ---------------------  -----------------------   ------------------------
Idoya Partners                      Limited Partnership           TWS, SJV                   Shared

Prescott Associates                 Limited Partnership         TWS, SJV, TNT                Shared

Prescott International Partners     Limited Partnership           TWS, SJV                   Shared

Prescott Investors Profit
Sharing Trust                              Trust                  TWS, SJV                   Shared

Petra Capital Partners              Limited Partnership              TWS                      Sole

Thomas W. Smith Foundation                 Trust                     TWS                      Sole